EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277663 on Form S-3 and Registration Statement Nos. 333-193930 and 333-269636 on Form S-8 of our reports dated August 25, 2025, relating to the financial statements of Napco Security Technologies, Inc. (the “Company”), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.

/s/ Deloitte & Touche LLP

Jericho, New York

August 25, 2025

E-19